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                                   Exhibit 8


                FORM OF APPLICATION FOR GROUP CONTRACT (10914)
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                    MASTER APPLICATION FOR GROUP INSURANCE


The undersigned Applicant hereby applies to Paragon Life Insurance Company for a Group Contract providing Flexible Premium Variable Life Insurance coverage.

IT IS UNDERSTOOD AND AGREED THAT:

(1) The conditions of eligibility for Group Flexible Premium Variable Life Insurance, benefits and amounts, the conditions under which the benefits will be payable, and other terms and conditions will be in accordance with the contract issued and any amendments, riders, or endorsements thereto (which together with the copy of this Application attached to the contract, certificate, and the individual applications, if any, of the persons to be insured will constitute the entire contract);

(2) No person other than a duly authorized officer of the Company at its home office has authority to accept this Application or otherwise bind the Company;

(3) The Group Flexible Premium Variable Life Insurance Contract will become effective provided this Application is accepted by a duly authorized officer of the Company at its home office;

(4) The Applicant, as Contractholder, will furnish the Company each month with the required information concerning individuals to be insured whose Group Flexible Premium Variable Life Insurance coverage is to be changed or discontinued, and similar information on Dependents where Dependent Insurance is involved;

(5) The Group Flexible Premium Variable Life Insurance applied for is not in addition to any other insurance on any group or similar basis except (if no exceptions, so state):__________________________________

(6) The Group Flexible Premium Variable Life Insurance applied for does not replace any other insurance on any group or similar basis except (if no exceptions, so state):___________________________________

(7) This Application may be amended solely on the basis of a written request of the undersigned Applicant made at any time prior to its acceptance by the Company. The Company is hereby authorized to modify this Application in accordance with any such written request; provided further that any amendment of the contract which affects the terms of this Application will also be considered an amendment of the Application.



Dated at             this                 day of
        -------------    -----------------      -----------------, -------------

                        --------------------------------------------------------
                                     (Full or corporate name of Applicant)


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          (Witnessed by)                                      (Title)


                              [PARAGON LOGO HERE]

10914
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